UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE AES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock, par value $0.01 per share
	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Not Applicable
	(4)	Proposed maximum aggregate value of transaction:
Not Applicable
	(5)	Total fee paid:
None
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

THE AES CORPORATION
4300 WILSON BOULEVARD
ARLINGTON, VA 22203

April 4, 2006

Dear Fellow Stockholders:

On behalf of the Board of Directors, may I please invite you to attend the 2006 Annual Meeting of Stockholders of The AES Corporation (“AES”). The Annual Meeting will be held on Thursday, May 11, 2006, at 9:30 a.m. in the Rotunda Conference Room on the 9th floor of the AES corporate headquarters located at 4300 Wilson Boulevard, Arlington, Virginia.

The attached Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting. The 2005 Annual Report to Stockholders is also enclosed.

Should you choose to attend the Annual Meeting in person, you would have the opportunity to address questions regarding the Company directly to the Board, senior management, and the Company’s independent auditors.

Whether you are able to attend the Annual Meeting or not, we would strongly encourage you to vote your shares. You can vote by marking, signing and returning the enclosed Proxy. Alternatively, Stockholders may vote by telephone or via the Internet. To ensure that your shares will be represented and voted at the Annual Meeting, I respectfully urge that you vote your Proxy as soon as possible — and thank you for your continued interest in AES.

Richard Darman
Chairman of the Board

The AES Corporation
4300 Wilson Boulevard
Arlington, Virginia 22203

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS OF THE AES CORPORATION
TO BE HELD ON THURSDAY, MAY 11, 2006

April 4, 2006

TO THE HOLDERS OF COMMON STOCK OF THE AES CORPORATION:

The 2006 Annual Meeting of Stockholders of The AES Corporation will be held on Thursday, May 11, 2006, at 9:30 a.m. in the Rotunda Conference Room on the 9th floor of the Company’s corporate offices located at 4300 Wilson Boulevard, Arlington, Virginia. Doors to the Annual Meeting will open at 8:30 a.m.

The Annual Meeting will be conducted to address the following matters:

1.                To elect 10 members to the Board of Directors;

2.                To consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year 2006;

3.                To consider and vote on a proposal to adopt The AES Corporation Performance Incentive Plan (the “Incentive Plan”) (approved by the Board of Directors as described in the following Proxy Statement); and

4.                To transact such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 3, 2006 are entitled to notice of and to vote at the Annual Meeting.

Brian A. Miller
Executive Vice President, General Counsel
and Secretary

EACH STOCKHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A PREPAID ENVELOPE IS ENCLOSED FOR RETURNING PROXY CARDS. ALTERNATIVELY, STOCKHOLDERS MAY VOTE BY TELEPHONE OR VIA THE INTERNET (SEE DIRECTIONS ON THE ENCLOSED PROXY CARD). ANY STOCKHOLDER SUBMITTING A PROXY CARD HAS THE POWER TO REVOKE THE VOTE SET FORTH IN SUCH PROXY CARD AT ANY TIME PRIOR TO THE SUBMISSION OF VOTES AT THE ANNUAL MEETING. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON.

TABLE OF CONTENTS

CHAIRMAN’S LETTER OF INVITATION	1
NOTICE OF ANNUAL MEETING	2
TABLE OF CONTENTS	3
PROXY STATEMENT	4
Questions and Answers Regarding the Proxy Statement and Annual Meeting	4
PROPOSAL 1: ELECTION OF DIRECTORS.	6
Richard Darman	6
Paul Hanrahan	6
Kristina Johnson	7
John A. Koskinen	7
Philip Lader	7
John H. McArthur	7
Sandra O. Moose	8
Philip A. Odeen	8
Charles O. Rossotti	8
Sven Sandstrom	9
THE COMMITTEES OF THE BOARD	9
COMPENSATION OF DIRECTORS	11
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF AUDITORS	13
REPORT OF THE FINANCIAL AUDIT COMMITTEE	14
INFORMATION REGARDING THE INDEPENDENT ACCOUNTING FIRM’S FEES, SERVICES AND INDEPENDENCE	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS	17
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	19
Compensation Philosophy	19
General	19
The AES Corporation 2003 Long Term Compensation Plan	20
Performance Units	21
Restricted Stock Units	22
Stock Options	22
The AES Corporation Performance Incentive Plan	23
Chief Executive Officer Compensation	23
COMPENSATION OF EXECUTIVE OFFICERS FOR 2005	25
Summary Compensation Table	25
Option Grants in 2005	26
Restricted Stock Unit Grants in 2005	27
Aggregated Option Exercises during 2005 and Year-end Option Value	29
Performance Unit Awards in 2004 and 2005	30
PROPOSAL 3: PROPOSAL TO ADOPT THE AES CORPORATION PERFORMANCE INCENTIVE PLAN	31
EMPLOYMENT AGREEMENTS, SEPARATION AGREEMENTS, AND CHANGE IN CONTROL AGREEMENTS	33
THE AES CORPORATION PEER GROUP INDEX/STOCK PRICE PERFORMANCE CHARTS	35
GOVERNANCE MATTERS	37
Stockholder Proposals and/or Nominations for Director	37
AES Code of Business Conduct and Ethics and Corporate Governance Guidelines	37
Section 16(a) Beneficial Ownership Reporting Compliance	37
Charitable Contributions.	38
Communications with the Board or Board Committees	38
Form 10-K Annual Report	38
DIRECTIONS TO THE ANNUAL MEETING	39
EXHIBITS	40

PROXY STATEMENT

April 4, 2006

The accompanying Proxy is solicited by the Board of Directors (the “Board”) of The AES Corporation (the “Company” or “AES”). The Proxy is solicited for use at the 2006 Annual Meeting of Stockholders of the Company.

The Annual Meeting will commence at 9:30 a.m. on Thursday, May 11, 2006. The Annual Meeting will be held in the 9th floor Rotunda Conference Room of the Company’s corporate offices located at 4300 Wilson Boulevard, Arlington, Virginia. Any adjournment of the Annual Meeting will be held at the same address. Directions to the Annual Meeting are located on page 39 of this Proxy Statement.

This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting as well as other information that may be useful to you. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 also is enclosed with this Proxy Statement.

This Proxy Statement and accompanying Proxy Card are first being sent to Stockholders on or about April 17, 2006.

Questions and Answers Regarding the Proxy Statement and Annual Meeting

WHAT IS THE RECORD DATE?

The record date is established by the Board as required by Delaware law. Owners of record of the Company’s Common Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting. Such owners of record are also entitled to vote at the Annual Meeting and any adjournments of the Annual Meeting. Each share of Common Stock is entitled to one vote. The record date established for this year has been determined to be March 3, 2006.

HOW DOES A STOCKHOLDER SUBMIT A VOTE ON A PROPOSAL?

A Stockholder may vote by marking, signing, dating and returning the enclosed Proxy Card in the enclosed prepaid envelope. Alternatively, a Stockholder may vote by telephone, via the Internet, or in person by attending the Annual Meeting. Only Stockholders registered on the books of the Company’s transfer agent may vote in person at the Annual Meeting. Instructions on how to vote by phone or via the Internet are set forth on the enclosed Proxy Card. If a Stockholder owns shares through a broker or other intermediary, voting instructions are set forth on the enclosed voting instruction card.

If a Proxy is properly executed, the shares it represents will be voted at the Annual Meeting in accordance with the instructions noted on the Proxy. If no instructions are specified in the Proxy with respect to the matters to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of the Board. The recommendations of the Board regarding the matters to be acted upon at the Annual Meeting are set forth in this Proxy Statement. Proxies marked as abstentions, or to withhold a vote from a Nominee as in the case of Proposal I for election of Directors, will have the effect of a negative vote.

MAY A STOCKHOLDER CHANGE A VOTE?

Stockholders are entitled to revoke their proxies at any time before their shares are voted at the Annual Meeting. To revoke a Proxy, a Stockholder must file a written notice of revocation with the Company, or deliver a duly executed Proxy bearing a later date than the original submitted Proxy, or attend the Annual Meeting and vote in person.

HOW MANY SHARES OF STOCK WERE OUTSTANDING ON THE RECORD DATE?

At the close of business on March 3, 2006, there were 657,601,448 shares of AES Common Stock outstanding.

WHAT IS A BROKER NON-VOTE?

A beneficial owner is a stockholder who has engaged a nominee, such as a broker, to hold shares for or on behalf of the beneficial owner. A broker non-vote occurs when a nominee submits a Proxy but has not received voting instructions from the beneficial owner with respect to a particular matter and the nominee does not possess or choose to exercise his/her discretionary authority to vote the shares for the particular matter. A broker non-vote will be considered as present at the Annual Meeting for purposes of establishing a quorum. A broker non-vote will not be counted as a vote for or against a Proposal.

WHAT CONSTITUTES A QUORUM?

Under the Company By-Laws, a quorum is a majority of the outstanding shares of AES Common Stock entitled to vote. The number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is determined as of the record date. Abstentions and broker non-votes are counted in determining whether a quorum is present for the Annual Meeting. A copy of the By-laws is available on the Company website (www.aes.com).

ARE VOTING RECORDS CONFIDENTIAL?

The Company requires that vote tabulators and the inspector of the election execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential except as necessary to meet legal requirements and in other limited circumstances such as Proxy contests.

HOW DOES THE COMPANY SOLICIT PROXIES?

Proxies will be solicited by mail, telephone, or other means of communication. The cost of the solicitation of proxies will be borne by the Company. The Company has retained Computershare Trust Co., N.A. (“Computershare”) and Corporate Investor Communications, Inc., to assist in the solicitation of proxies from Stockholders and the Company will pay a fee estimated at $8,000, plus expenses, for such services. In addition, solicitation may be made by Directors, officers, and other employees of the Company. The Company reimburses brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the National Association of Securities Dealers, Inc., for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares of the Company’s Common Stock.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board submits the names of the 10 persons (“Nominees”) identified and discussed in the paragraphs below for election to the Board of Directors of the Company. Roger W. Sant has decided not to stand for reelection this year and is therefore not included among the nominees below.

In 2005, the Board met ten (10) times, including five (5) telephonic meetings. In accordance with the Company’s Corporate Governance Guidelines, non-management Directors meet after each in-person meeting of the Board. Non-management Directors met five (5) times in 2005 with Mr. Darman presiding as Lead Independent Director. All Directors attended at least 80% of all meetings of the Board and Committees on which they serve. Board members are expected to attend all meetings of the Board, including the Annual Meeting and meetings of the Board committees on which they serve.

Only one of the Nominees, Paul Hanrahan, is also an employee of the Company. The Board has determined that each of the Nominees standing for election, except Paul Hanrahan, the President and Chief Executive Officer of the Company, meet the standards of independence established by the New York Stock Exchange (“NYSE”) and the Sarbanes-Oxley Act.

A Nominee will be elected to serve as a Director if a majority of the votes of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting, at which a quorum is present, are voted in favor of the Nominee. Directors are elected to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Richard Darman has been a Director of AES since July 2002. He served as Vice Chairman from December 2002 until May 2003, and was elected Chairman of the Board on May 1, 2003. In addition to his service as Chairman, Mr. Darman serves as Lead Independent Director of the Board. He is a Partner and Managing Director of The Carlyle Group (“Carlyle”), one of the world’s largest private equity firms. He joined Carlyle in February 1993, after serving in the cabinet of the first Bush administration as Director of the U.S. Office of Management and Budget (from 1989 to 1993). Prior to joining the Bush cabinet, he was a Managing Director of Shearson Lehman Brothers, Deputy Secretary of the U.S. Treasury, and Assistant to the President of the United States. He graduated with honors from Harvard College in 1964 and from the Harvard Graduate School of Business Administration in 1967. He is a Trustee of the publicly traded IXIS Funds and Loomis-Sayles Funds, trustee of the Howard Hughes Medical Institute, and is Chairman of the Board of the Smithsonian National Museum of American History. Mr. Darman chairs the Special Committee of the Board (and will Chair the newly formed Finance and Investment Committee) and serves as an ex-officio member of each committee of the Board. The Board has determined that Mr. Darman meets the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act.

Paul Hanrahan has been a Director of AES since June 2002. At that time he was also appointed President and Chief Executive Officer. Prior to assuming his current position, Mr. Hanrahan was the Chief Operating Officer and Executive Vice President of AES where he was responsible for business development activities and the operation of multiple electric utilities and generation facilities in Europe, Asia and Latin America. In addition, Mr. Hanrahan was previously the President and CEO of AES China Generating Co. Ltd., a public company formerly listed on NASDAQ. He also managed other AES businesses in the U.S, Europe and Asia. Prior to joining AES, Mr. Hanrahan served as a line officer on a fast attack nuclear submarine, USS Parche (SSN-683).

In March 2006, he was elected to the board of Corn Products International, Inc. He is a graduate of Harvard School of Business and the U.S. Naval Academy.

Kristina M. Johnson has been a Director of AES since April 2004. Dr. Johnson is the chief academic and administrative officer (Dean) of the Edmund T. Pratt, Jr., School of Engineering at Duke University (“Duke”). She joined Duke in July 1999. Prior to joining Duke, Dr. Johnson served on the faculty at the University of Colorado at Boulder, from 1985-1999 as a Professor of Electrical and Computer Engineering, and as a co-founder and Director (1993-1997) of the National Science Foundation Engineering Research Center for Optoelectronic Computing Systems Center. Dr. Johnson received her BS with distinction, MS and PhD from Stanford University in Electrical Engineering. She is an expert in liquid crystal electro-optics and has over forty patents or patents pending in this field. Dr. Johnson currently serves on the Boards of Directors of Minerals Technologies, Inc., and Guidant Corporation. Dr. Johnson serves on the Compensation Committee and the Environment, Safety and Technology Committee of the Board. The Board has determined that Dr. Johnson meets the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act.

John A. Koskinen has been a Director of AES since April 2004. Mr. Koskinen is President of the United States Soccer Foundation, a position he has held since June 2004. Previously, Mr. Koskinen served as Deputy Mayor and City Administrator for the District of Columbia from 2000 to 2003. From 2001 to 2004 Mr. Koskinen served as a Director of the US Soccer Foundation and served on the Foundation’s audit committee. Prior to his election as Deputy Mayor, he occupied several positions with the U.S. Government, including service from 1994 through 1997 as Deputy Director for Management, Office of Management and Budget. From 1998 to 2000, he served as Assistant to the President (President Clinton) and Chaired the President’s Council on Year 2000 Conversion. Prior to his most recent service with the U.S. Government, in 1973, Mr. Koskinen joined the Palmieri Company, which specialized in turnaround management, as Vice President and later served as President and CEO from 1979 through 1993. Mr. Koskinen graduated with a JD, cum laude, from Yale University School of Law and a BA, magna cum laude, in physics from Duke University where he was a member of Phi Beta Kappa. Mr. Koskinen serves on the Financial Audit Committee and the Environment, Safety and Technology Committee of the Board. Mr. Koskinen has been designated an Audit Committee Financial Expert pursuant to Section 407 of the Sarbanes-Oxley Act. The Board has determined that Mr. Koskinen meets the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act.

Philip Lader has been a Director of AES since April 2001. The former U.S. Ambassador to the Court of St. James’s, he is Chairman of WPP Group plc, the global advertising and communications services company which includes J. Walter Thompson, Young & Rubicam, and Ogilvy & Mather. A lawyer, he is also a Senior Advisor to Morgan Stanley, a Director of Lloyd’s of London, WPP Group plc, RAND and Marathon Oil Corporations, and a trustee of the British Museum. Formerly White House Deputy Chief of Staff, Assistant to the President, Deputy Director of the Office of Management and Budget, and Administrator of the U.S. Small Business Administration, he also was President of Sea Pines Company, Executive Vice President of the U.S. holdings of the late Sir James Goldsmith, and president of universities in South Carolina and Australia. He was educated at Duke University (BA, Phi Beta Kappa, 1966), the University of Michigan (MA, 1967), Oxford University, and Harvard Law School (JD, 1972). Mr. Lader chairs the Nominating and Corporate Governance Committee and also serves on the Environment, Safety and Technology Committee of the Board. The Board has determined that Mr. Lader meets the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act.

John H. McArthur has been a Director of AES since January 1997. He is the retired Dean of the Harvard Business School, and has been a private business consultant and active investor in various companies since prior to 1994. He is a member of the Boards of Directors of BCE Inc., Bell Canada, Bell Canada Enterprises, Cabot Corporation, HCA Corporation, KOC Holdings, A.S. Istanbul, Reuters Founders Share Company, London, and Telesat Canada. Mr. McArthur chairs the Financial Audit Committee and serves on the Special Committee of the Board (and will serve on the newly formed Finance and Investment Committee). Mr. McArthur has been designated an Audit Committee Financial Expert pursuant to Section 407 of the Sarbanes-Oxley Act. The Board has determined that Mr. McArthur meets the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act.

Sandra O. Moose has been a Director of AES since April 2004. Dr. Moose is President of Strategic Advisory Services and previously was a Senior Vice President of The Boston Consulting Group (“BCG”). She joined BCG in 1968, was a Director since 1975, and a Senior Vice President through 2003. She managed BCG’s New York Office from 1988-1998 and was appointed Chair of the East Coast. Dr. Moose received her PhD and MA in economics from Harvard University and BA summa cum laude in economics from Wheaton College. Dr. Moose serves on the Boards of Directors of Verizon Communications, Rohm and Haas Company, the Alfred P. Sloan Foundation and IXIS Advisor Funds and Loomis Sayles Funds where she is Chairperson of the Board of Trustees. Dr. Moose serves on the Nominating and Corporate Governance Committee and the Special Committee of the Board (and will serve on the newly formed Finance and Investment Committee). The Board has determined that Dr. Moose meets the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act.

Philip A. Odeen has been a Director of AES since May 1, 2003. From July 2004 to present, Mr. Odeen has served as Non-Executive Chairman for Reynolds and Reynolds Company. Mr. Odeen retired as Chairman of TRW Inc. in December 2002. Prior to joining TRW in 1997, Mr. Odeen was President and Chief Executive Officer of BDM, which TRW acquired in 1997. From 1978 to 1992, Mr. Odeen was a Senior Consulting Partner with Coopers & Lybrand and served as Vice Chairman, management consulting services, from 1991 to 1992. From 1972 to 1978, he was Vice President of the Wilson Sporting Goods Company. Mr. Odeen has served in senior positions with the Office of the Secretary of Defense and the National Security Council staff. Mr. Odeen graduated Phi Beta Kappa with a BA in government from the University of South Dakota. He was a Fulbright Scholar to the United Kingdom and earned a master’s degree from the University of Wisconsin. He is a member of the Boards of Directors of Avaya, Convergys Corporation, Northrop Grumman Corporation, and Reynolds and Reynolds Company. Mr. Odeen chairs the Compensation Committee and also serves on the Special Committee of the Board (and will serve on the newly formed Finance and Investment Committee). The Board has determined that Mr. Odeen meets the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act.

Charles O. Rossotti has been a Director of AES since March 2003. Mr. Rossotti is a Senior Advisor with the Carlyle Group, one of the world’s largest private equity firms. From November 1997 until November 2002, Mr. Rossotti was the Commissioner of Internal Revenue at the United States Internal Revenue Service (“IRS”). Prior to joining the IRS, Mr. Rossotti was a founder of American Management Systems, Inc., where he held the position of President from 1970-1989, Chief Executive Officer from 1981 to 1993 and Chairman from 1989 to 1997. From 1965 to 1969, he held various positions in the Office of Systems Analysis within the Office of the Secretary of Defense. Mr. Rossotti graduated magna cum laude from Georgetown University and received an MBA with high distinction from Harvard Business School. Mr. Rossotti serves on the Boards of Directors of Adesso Systems Corporation, Liquid Engines, Inc., Compusearch Systems, Inc., and Merrill Lynch & Co., Inc. Mr. Rossotti serves on the Financial Audit Committee and the Compensation Committee of the Board. Mr. Rossotti has been designated an Audit Committee Financial Expert pursuant to Section 407 of the

Sarbanes-Oxley Act. The Board has determined that Mr. Rossotti meets the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act.

Sven Sandstrom has been a Director of AES since October 2002. He is the former Managing Director of the World Bank, retiring from the Bank in December 2001. Mr. Sandstrom currently serves as Director, Secretariat of the International Task Force on Global Public Goods sponsored by, inter alia, France, Sweden, Germany, and the United Kingdom. He is a member of the Governing Council and Treasurer of the International Union for the Conservation of Nature (IUCN). He co-chairs the funding negotiations for the Global Fund to Fight AIDS, TB and Malaria. He chairs the funding negotiations for the African Development Bank. Mr. Sandstrom serves on the Financial Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Sandstrom has been designated an Audit Committee Financial Expert pursuant to Section 407 of the Sarbanes-Oxley Act. The Board has determined that Mr. Sandstrom meets the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE 10 DIRECTORS DISCUSSED ABOVE AND AS SET FORTH ON THE PROXY BALLOT

THE COMMITTEES OF THE BOARD

In 2005, the Board maintained four standing committees and a Special Committee. The four standing committees are the Financial Audit Committee, the Environment, Safety and Technology Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each of the members of the Financial Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee meet the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act. In February 2006, the Board determined that the Special Committee would not be maintained for the upcoming 2006-2007 Board year and established a new committee, the Finance and Investment Committee. A description of each Board committee is set forth in the paragraphs located immediately below.

Financial Audit Committee (the “Audit Committee”)

The Board has a separately designated standing Audit Committee established in accordance with Rule 10A-3 of the Exchange Act of 1934 (the “Exchange Act”) and New York Stock Exchange Rule 303A.06. The members of the Audit Committee are John A. Koskinen, John H. McArthur, Charles O. Rossotti and Sven Sandstrom. The Audit Committee of the Board is responsible for the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee, on behalf of the Board, also appoints the Company’s independent auditors subject to Stockholder ratification at the Annual Meeting. The Audit Committee operates under the Charter of the Financial Audit Committee adopted and approved by the Board. A copy of the charter appears on the Company’s web site (www.aes.com) and is also attached to this Proxy Statement as Exhibit 1. The members of the Audit Committee meet the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act. Messrs. Koskinen, McArthur, Rossotti and Sandstrom have been designated as Audit Committee Financial Experts under Section 407 of the Sarbanes-Oxley Act and determined to be “financially literate” as required by the NYSE. The Audit Committee met twelve (12) times in 2005.

Environment, Safety and Technology Committee (the “EST Committee”)

The EST Committee monitors the environmental and safety compliance of the Company and its subsidiaries; reviews and approves the scope of the Company’s internal environmental and safety compliance audit programs to consider the adequacy and appropriateness of the programs being planned and performed; periodically reviews the Company’s commitment to, and implementation of, its principle to act in a socially responsible way; and reviews and considers technology developments applicable to the industry and the Company’s businesses. The members of the EST Committee are Kristina M. Johnson, John A. Koskinen, Philip Lader and Roger W. Sant. The EST Committee operates under the Charter of the Environment, Safety and Technology Committee adopted and approved by the Board. A copy of the charter appears on the Company’s web site (www.aes.com). The EST Committee met five (5) times in 2005.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board provides recommendations for potential nominees for election to the Board, establishes compensation for Directors, and also considers governance and social responsibility issues relating to the Board and the Company. The members of the Nominating and Corporate Governance Committee are Philip Lader, Sandra O. Moose and Sven Sandstrom. Nominees for Director are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of the Company’s global business environment and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company. In certain instances, the Company engages a third party to assist in identifying potential nominees. The Nominating and Corporate Governance Committee also considers potential nominations for Director provided by Stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholder nominees are evaluated using the criteria described above. Stockholders wishing to recommend persons for consideration by the Committee as nominees for election to the Company’s Board can do so by writing to the Secretary of the Company at 4300 Wilson Boulevard, Arlington, Virginia 22203. Any such Stockholder nomination recommendation should provide the nominee’s name, biographical data and qualifications. Any such recommendation also must be accompanied by a written statement from the person recommended for nomination of his or her consent to be named as a nominee and, if nominated and elected, to serve as a Director. The Company’s By-Laws also contain a procedure for Stockholder nomination of Directors. (See “Stockholder Proposals and/or Nominations for Director” set forth in the Governance Matters section below.)

The Nominating and Corporate Governance Committee operates under the Charter of the Nominating and Corporate Governance Committee adopted and approved by the Board. A copy of the charter appears on the Company’s web site (www.aes.com). The members of the Nominating and Corporate Governance Committee meet the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act. The Nominating and Corporate Governance Committee met five (5) times in 2005.

Compensation Committee

The Compensation Committee establishes rates of salary, bonuses, profit sharing contributions, grants of stock options, restricted stock units, performance units, retirement and other compensation for officers of AES and for such other employees as the Board may designate. The members of the Compensation Committee are Kristina M. Johnson, Philip A. Odeen and Charles O. Rossotti. The Compensation Committee’s principal objective in establishing compensation policies is to develop and administer a comprehensive program designed to attract and retain outstanding people. The Compensation Committee specifically acts to evaluate the performance and set the total compensation for executive officers of the Company, including the CEO, in accordance with the guidelines discussed in the Compensation Committee report set forth in this Proxy Statement. The Compensation Committee has delegated to the CEO, subject to review by the Compensation Committee and the Board, the power to set compensation for non-executive officers. All of the members of the Compensation Committee are “disinterested persons” under the provisions of Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Compensation Committee operates under the charter of the Compensation Committee adopted and approved by the Board. A copy of the charter appears on the Company’s web site (www.aes.com). The members of the Compensation Committee meet the standards of “independence” established by the NYSE and the Sarbanes-Oxley Act. The Compensation Committee met six (6) times in 2005.

Special Committee and Finance and Investment Committee

On September 4, 2002, the Special Committee of the Board was formed to facilitate communications between the Board and management of the Company in connection with the turnaround efforts faced at that time by the Company. During the 2005-2006 Board year, Richard Darman, John H. McArthur, Sandra O. Moose, Philip A. Odeen and Roger W. Sant served as members of the Special Committee. The Special Committee was available to provide advice and assistance to Company management on a more frequent basis than the regularly scheduled meetings of the Board. The Special Committee met six (6) times in 2005. At the February 24, 2006 Board meeting, in part due to the Company’s successful turnaround efforts, the Board determined to discontinue the Special Committee. The Board, at its February 24, 2006 meeting, also determined to establish a new Committee called the Finance and Investment Committee. The Finance and Investment Committee will focus on the evaluation of strategic plans, potential investments, budgets, proposed equity and/or debt offerings and also be available to provide advice and assistance to Company management on a more frequent basis than the regularly scheduled meetings of the Board. The members of the Finance and Investment Committee will be Richard Darman (chairman), John H. McArthur, Sandra O. Moose and Phillip A. Odeen.

COMPENSATION OF DIRECTORS

In 2004, the Board revised the compensation structure for outside Directors. The revised structure was intended to meet the following goals: promote the recruitment of talented and experienced Directors to the Board; compensate outside Directors for the increased workload and risk inherent in the Director position; simplify the compensation structure by removing individual Board and committee meeting fees and thereby improve the clarity of the compensation structure for Stockholders and other stakeholders of the Company; and decrease the emphasis on option grants as compensation, while retaining a strong financial incentive for Directors to maintain and promote the long-term health and viability of the Company. This revised compensation structure was the basis for determining Board compensation for Board year 2005-2006. Directors who are also officers of AES are not paid any fees or additional compensation for service as a member of AES’s Board or any committee thereof. Paul Hanrahan, the President and Chief Executive Officer of AES, is the only officer of the Company who serves on the Board.

A description of the individual components of the compensation structure for outside Directors is set forth in the paragraphs immediately below.

Annual Retainer

Under the Board’s compensation structure, each outside Director receives a $50,000 annual retainer with a requirement that 34% of such retainer be deferred in the form of stock units pursuant to the existing AES

Corporation Deferred Compensation Plan for Directors (“Director Plan”). Directors may elect, but are not required, to defer more than the 34% mandatory deferral. Any amount of the annual retainer that is elected to be deferred by a Director above the mandatory deferral will be credited to such Director in stock units equivalent to 1.3 times the elected deferred amount.

Committee and Committee Chair Retainer

Directors receive a $10,000 committee retainer for each Board committee on which they serve. If a Director serves as Chair of a committee, the Director receives the applicable Committee Chair fee (as noted below in this paragraph), but does not receive the committee retainer. Directors do not receive committee meeting attendance fees as Board members are expected to attend and participate fully in all meetings of committees on which they serve. Directors may elect to defer a portion or the entire committee retainer in the form of stock units pursuant to the Director Plan. A Director serving as a Committee Chair is compensated as follows: the Audit Committee Chair and the Special Committee Chair receive $25,000 per year; the remaining Committee Chairs receive $15,000 per year.

Deferred Incentive Compensation Grant

Directors receive an annual Deferred Incentive Compensation Grant valued at $80,000. Directors may elect to take the Deferred Incentive Compensation Grant in the form of stock units (vested immediately), an option grant or a mix of stock units and options. To the extent a Director elects to receive options, such options shall be subject to a ten-year term and a three-year vesting schedule; to be vested in three equal installments upon the anniversary of the date of grant. The Black Scholes valuation methodology is employed to determine the number of shares of stock which is awarded and grants are equal to 100% of the quoted market price on the date of grant. Unless otherwise determined, options shall expire 180 days after termination of service. Units awarded pursuant to the Deferred Incentive Compensation grant will be paid out in accordance with 409(A) of the Internal Revenue Code and the terms of the relevant plan documents.

The Chairman of the Board

The Chairman of the Board is required to be a non-executive of AES. In addition to the duties of the Chairman related to the planning and structure of Board meetings and oversight of Board responsibilities, the Chairman, although not an officer or employee of the Company, serves as a member of the Company’s Executive Office and attends the meetings of the Executive Office. The Chairman also is required to serve as an ex-officio member of all Board committees and therefore is expected to attend all committee meetings. The Chairman receives compensation in an amount equal to 2.5 times the annual retainer and the Deferred Incentive Compensation grant. As with other Board members, the Chairman is required to defer 34% of the annual retainer in the form of stock units, but is permitted to elect to defer more than the mandatory 34% deferral. Any amount of the annual retainer above the mandatory deferral amount that is deferred by the Chairman will be valued at 1.3 times the elected deferred amount. The Chairman receives in total $25,000 for the required service as an ex-officio member of the committees of the Board. If a Chairman of the Board serves as the Chairman of a committee, the Chairman receives the Chairman fee applicable to such committee.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Board has appointed Deloitte & Touche LLP, a firm of independent public accountants, as auditors to examine and report to Stockholders on the consolidated financial statements for the Company and its subsidiaries for the calendar year ended December 31, 2006. Deloitte & Touche LLP has acted as the Company’s independent auditors since 1981. The appointment was made upon the recommendation of the Audit Committee of the Board. The appointment of Deloitte & Touche LLP is subject to ratification by the Company’s Stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives also will be available to respond to appropriate questions.

The Board recommends that the Stockholders ratify the appointment of Deloitte & Touche LLP. The Board intends to introduce at the forthcoming 2006 Annual Meeting of Stockholders the following resolution (designated herein as Proposal 2):

“RESOLVED, that the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors of this Company for the year 2006 is hereby approved, ratified and confirmed.”

Ratification will be confirmed if a majority of the votes of the shares of Common Stock of the Company present in person or represented by Proxy and entitled to vote at the Annual Meeting, at which a quorum is present, are received and voted in favor of the ratification of Deloitte & Touche LLP as independent auditors of this Company for the year 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

REPORT OF THE FINANCIAL AUDIT COMMITTEE

The Audit Committee held twelve (12) scheduled meetings during fiscal 2005. The meetings of the Audit Committee were designed to address the Committee’s responsibility for the review and oversight of the Company’s performance with respect to the Company’s financial responsibilities and the integrity of the Company’s accounting and reporting practices. In addition to discussions with the CEO, CFO and other members of Company management regarding the preparation of the Company’s financial statements and operating results, including the financial statements filed in connection with the 2005 restatement efforts, the Audit Committee received periodic reports from the Company’s Internal Audit, Compliance and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Business Conduct and Ethics, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. During 2005, the Committee also received periodic reports regarding the Company’s efforts to comply with section 404 of Sarbanes-Oxley and efforts related to the completion and filings of the Company’s restated financial statements. In addition to the scheduled meetings of the Committee, the members of the Audit Committee, as a Committee or individually, held periodic telephonic discussions and/or in-person meetings with the CEO, CFO and various members of the Internal Audit, Compliance, and Legal departments regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Company management on a more frequent basis than the regularly scheduled meetings of the Committee.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Audit Committee, the Company, and the Company’s independent auditors, Deloitte & Touche LLP. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits, and met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee also discussed with the independent auditors the efforts expended by the Company in connection with the preparation and filing of the restated financial statements.

The Company, neither the Audit Committee nor the independent auditor, is responsible for the preparation of the Company’s financial statements and its operating results and for the appropriate safekeeping of the Company’s assets. The independent auditor’s responsibility is to attest to the fair presentation of the financial statements. The independent auditor is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The role of the Audit Committee is to be satisfied that both the Company and the independent auditor discharge their respective responsibilities effectively.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005 with management and Deloitte & Touche LLP.

The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

The Company’s independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent auditors also discussed with the Audit Committee their independence from the Company. When considering Deloitte & Touche LLP’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed and approved, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services. (Please see the principal accounting firm fees chart located in the section immediately below in this Proxy Statement titled “Information Regarding the Independent Public Auditor’s Fees, Services and Independence”.)

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee also selected Deloitte & Touche LLP, subject to ratification by the Stockholders at the Annual Meeting, as the Company’s independent auditors for the fiscal year ended December 31, 2006.

The Financial Audit Committee:

John H. McArthur, Chairman
John A. Koskinen
Charles O. Rossotti
Sven Sandstrom

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES, SERVICES AND INDEPENDENCE

The following table outlines the aggregate fees billed to the Company for the fiscal years ending December 31, 2005 and December 31, 2004 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates which includes Deloitte Consulting (collectively, “Deloitte & Touche”):

	2005	2004
Audit Fees:	$19,407,403	$14,221,876
Audit Related Fees:	526,661	1,414,225
Total audit and audit-related fees:	19,934,064	15,636,101
Tax Fees:	984,376	3,623,286
All Other Fees:	0	26,530
Total Fees:	$20,918,440	$19,285,918

Audit Fees:   The aggregate amount noted above for Audit Fees includes fees for the audit of the Company’s financial statements, reviews of the Company’s quarterly financial statements (including restatement filings), attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404 and comfort letters, consents and other services related to Securities and Exchange Commission (SEC) matters. The amount billed by Deloitte & Touche for work that was required to be performed this year in connection with Sarbanes-Oxley Section 404 requirements totaled $4,068,973.

Audit Related Fees:   The aggregate amount noted above for Audit Related Fees includes fees for accounting consultations (internal control testing) and audits of employee benefit plans.

Tax Fees:   The aggregate amount noted above for tax fees includes fees for corporate and subsidiary tax return preparation services, corporate tax consultation, expatriate tax return preparation services and consultations.

All Other Fees:   The aggregate amount noted above for All Other Fees includes fees for permitted non-audit services and consisted of miscellaneous projects.

Total Fees:   The amount of Total Fees excludes fees billed to equity method investees in both years. The Company desired to maintain an independent relationship between itself and Deloitte & Touche, and to ensure that level of independence during 2005, the Audit Committee maintained its policy established in 2002 within which to judge if Deloitte & Touche may be eligible to provide certain services outside of its main role as outside auditor. Services within the established framework include audit and related services and certain tax services. Services outside of the framework require Audit Committee approval prior to the performance of the service. This framework is consistent with the provisions of the Sarbanes-Oxley Act which address auditor independence. All audit and non-audit services provided to the Company by Deloitte & Touche during 2005 were pre-approved by the Audit Committee, except in the case of certain de minimus non-audit services as permitted by Section 10A(i)(B) of the Securities Exchange Act. Specifically, during 2005, fees for tax services totaling $590 were approved under the de minimis provision. The Board, acting through the Audit Committee, has resolved to phase out the use of the Company’s independent auditor for Company tax services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of the Company’s Common Stock by (a) each Director and named executive officer, (b) all Directors and executive officers as a group and (c) all persons known by the Company to own more than five percent (5%) of the Company’s Common Stock as of December 31, 2005. Unless otherwise indicated, each of the persons and group listed below has sole voting and dispositive power with respect to the shares shown.

Name	Age	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)		% of Class (1)(2)
Shares Beneficially Owned by Directors and Executive Officers
Richard Darman	62	Director and Chairman of the Board	721,289	(3)	*
Paul Hanrahan	48	President, Chief Executive Officer and Director	2,043,512	(4)	*
Kristina M. Johnson	48	Director	25,142		*
John A. Koskinen	66	Director	30,630		*
Philip Lader	60	Director	183,196	(5)	*
John H. McArthur	72	Director	51,105		*
Sandra O. Moose	64	Director	19,523		*
Philip A. Odeen	70	Director	42,438	(6)	*
Charles O. Rossotti	65	Director	176,563	(7)	*
Sven Sandstrom	65	Director	81,426		*
Roger W. Sant	74	Chairman Emeritus and Director	22,762,265	(8)	3.47
Barry J. Sharp	46	Executive VP and Chief Financial Officer	1,147,674	(9)	*
John R. Ruggirello	55	Executive Vice President	1,037,233	(10)	*
William R. Luraschi	42	Executive Vice President	522,926		*
Robert F. Hemphill, Jr.	62	Executive Vice President	2,407,674	(11)	*
All Directors and Executive Officers as a Group (15 persons)			31,252,596		4.76
Shares Beneficially Owned by Others
Legg Mason Funds	Address:	100 Light Street	129,325,045	(12)	19.72
Management, Inc		Baltimore, MD 21202
FMR Corporation	Address:	82 Devonshire Street Boston, MA 02109	54,329,432	(13)	8.28

*                    Shares held represent less than 1% of the total number of outstanding shares of Common Stock of the Company.

(1)          Shares beneficially owned and deemed to be outstanding include Common Stock of the Company issued or issuable, on or before March 1, 2006, (a) upon exercise of outstanding options, (b) under the Deferred Compensation Plan for Executive Officers, (c) under the Deferred Compensation Plan for Directors, (d) under The AES Corporation Profit Sharing and Stock Ownership Plan, and (e) under the Restoration Supplemental Retirement Plan and The AES Corporation Supplemental Retirement Plan.

(2)          Includes (a) the following shares issuable upon exercise of options within the 60 days following December 31, 2006: Mr. Darman – 357,760 shares; Dr. Johnson – 0; Mr. Koskinen – 0; Mr. Hanrahan – 1,924,868 shares; Mr. Lader – 34,698 shares; Mr. McArthur – 17,340 shares; Dr. Moose – 0; Mr. Odeen – 9,095 shares; Mr. Rossotti – 21,912 shares; Mr. Sandstrom – 52,815 shares; Mr. Sant – 150,755 shares; Mr. Sharp – 863,778 shares; Mr. Ruggirello – 835,858 shares; Mr. Hemphill – 82,353 shares; and Mr. Luraschi – 464,573 shares; all Directors and executive officers as a group – 4,815,805 shares; (b) the following units issuable under the Deferred Compensation Plan for Executive Officers: Mr. Sant – 47,896 units; all executive officers as a group – 47,896 units; (c) the following units issuable under the Deferred Compensation Plan for Directors: Mr. Darman – 71,529 units; Dr. Johnson – 25,142 units; Mr. Koskinen – 30,630 units; Mr. Lader – 27,347 units; Mr. McArthur – 33,765 units; Dr. Moose – 19,523 units; Mr. Odeen – 18,343 units; Mr. Rossotti – 29,651 units; Mr. Sandstrom – 28,611 units; Mr. Sant – 40,487 units; all Directors as a group 325,028 units; (d) the following shares held in The AES Corporation Profit Sharing and Stock Ownership Plan and the Employee Stock Ownership Plan: Mr. Hanrahan – 42,548 shares; Mr. Sharp – 110,937 shares; Mr. Ruggirello – 95,493 shares; Mr. Hemphill – 399,963 shares; and Mr. Luraschi – 45,589 shares; all executive officers as a group 694,530 shares; and (e) the following units issuable under the Restoration Supplemental Retirement Plan and the AES Corporation Supplemental Retirement Plan: Mr. Hanrahan – 43,824 units; Mr. Sharp – 19,431 units; Mr. Ruggirello – 14,796 units; Mr. Luraschi – 12,764 units; and Mr. Hemphill – 4,646; all executive officers as a group – 95,461 units.

(3)          Includes 160,000 shares held in a sub-chapter S corporation of which Mr. Darman has beneficial interest; also includes 17,000 shares held in a trust.

(4)          Includes 110 shares held by Mr. Hanrahan’s wife and 5,500 underlying shares of convertible securities.

(5)          Includes 7,086 shares owned jointly by Mr. Lader and his wife, 25 shares held by his daughter, 89,380 shares held in a family-established private foundation, of which Mr. Lader disclaims beneficial ownership, and 5,160 shares in an IRA for the benefit of Mr. Lader.

(6)          Includes 15,000 shares held jointly by Mr. Odeen and his wife.

(7)          Includes 115,000 shares held jointly by Mr. Rossotti and his wife.

(8)          Includes 259,484 shares held in an IRA for the benefit of Mrs. Sant, 214,220 shares in an IRA for the benefit of Mr. Sant, 21,428,574 shares in trusts for the benefit of Mr. and Mrs. Sant, and 35,000 shares held in another trust. Mr. Sant has decided to retire from the AES Board effective May 10, 2006.

(9)          Includes 152,648 shares held jointly by Mr. Sharp and his wife and 880 shares held in beneficial ownership for Mr. Sharp’s daughter.

(10)   Includes 15,086 shares held by Mr. Ruggirello’s wife.

(11)   Includes 21,304 shares in an IRA for the benefit of Mr. Hemphill.

(12)   Of this aggregate number, Legg Mason Funds Management, Inc. reported on SEC Schedule -13G filed with the Securities and Exchange Commission dated February 14, 2006, that it had (a) sole voting power on no shares, (b) shared voting power on 129,325,045 shares, (c) sole dispositive power on no shares, and (d) shared dispositive power on 129,325,045 shares.

(13)   Of this aggregate number, FMR Corporation reported on SEC Schedule-13G filed with the Securities and Exchange Commission dated February 14, 2006, that it had (a) sole voting power on 8,368,223 shares, (b) shared voting power on no shares, (c) sole dispositive power on 54,329,432 shares and (d) shared dispositive power on no shares.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The responsibilities of the Compensation Committee of the Board include establishing policies governing the compensation of executive officers of AES. The Compensation Committee is composed of three Directors that satisfy the “independence” standards of the NYSE and the Sarbanes-Oxley Act. The Compensation Committee operates under a written charter adopted by the Board. A copy of the charter is available on the AES website at www.aes.com.

Compensation Philosophy

The Compensation Committee’s principal objective in establishing compensation and benefit policies is to develop and administer a comprehensive program designed to attract, motivate and retain outstanding people. The policies are designed to create a strong link between performance and pay, while encouraging people to make career commitments to AES and to accomplish AES’s short and long-term business objectives.

The Compensation Committee’s guidelines for compensation of executive officers are designed to provide fair and competitive levels of total compensation, while linking pay with performance. Executive officers are evaluated annually on both performance according to individual responsibilities and contributions, and broader measures related to corporate performance.

There are three elements of AES executive officer compensation: Base Salary, Annual Bonus, and Long-Term Compensation. The Compensation Committee’s guideline for each component of compensation is to provide compensation that is generally consistent with the Compensation Committee’s interpretation of competitive compensation for individuals with similar responsibilities at companies with similar financial and operating characteristics. Comparisons are made with published data, where available, and various industry-sponsored compensation surveys. In addition, consultants review our benchmark data periodically. Because individual compensation is determined in part by experience and performance, actual compensation may vary from industry averages.  Executive officers are also eligible for profit sharing, as described in more detail below.

General/Base Salary

Base Salary is reviewed annually by the Compensation Committee to determine if adjustments are appropriate to reflect performance as well as changes in the general economy and cost of living. In addition, adjustments are made periodically to recognize significant changes in the responsibilities of individual executive officers.

Annual Bonus

The amounts of annual bonuses awarded in 2005 were based 40 percent on meeting cash flow targets, 25 percent on meeting performance improvement targets, 25 percent on the achievement of individual objectives, and 10 percent on safety performance. Targeted ranges for the annual bonus for different officer job categories or functions were determined using benchmark industry data.

The Company sponsors and maintains the AES Performance Incentive Plan (the “Incentive Plan”), an annual incentive bonus program designed to provide incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company.

In light of recent changes to the Internal Revenue Code (the “Code”), including The American Jobs Creation Act of 2004, and to further enhance the provisions of the Incentive Plan, the Company has determined that it is advisable to codify the current Incentive Plan to ensure clarity and avoid any subsequent questions regarding the past or future intent of the Incentive Plan. In addition, the Company seeks to ensure that the Incentive Plan complies with Section 162(m) of the Code, which allows for deductibility of certain executive compensation in excess of $1million.

The Incentive Plan rewards key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Plan is designed to: (i) promote the attainment of the Company’s significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success.

The amount of a Participant’s award may be based on a percentage of such Participant’s salary or such other methods as may be established by the Compensation Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and conditions of the award and the performance goals to be achieved. Each award shall be conditioned upon the Company’s achievement of one or more performance goal(s) with respect to the performance measure(s) established by the Compensation Committee.

After the end of each calendar year (the “Performance Period”), the Compensation Committee shall certify in writing the extent to which the applicable performance goals and any other material terms have been achieved. Subject to the provisions of the Incentive Plan, earned Awards shall be paid in the first calendar year immediately following the end of the Performance Period (it being the Company’s intention that any such payments will be made on or before March 15 of such calendar year in order to qualify for the short-term deferral exception under Section 409A of the Code).

Executive officers also participate in the Company’s profit sharing under The AES Corporation Retirement Savings Plan (the “Retirement Plan”) on the same terms as all other participants in the Retirement Plan, subject to any legal limitations on amounts that may be contributed to or benefits that may be payable under the Retirement Plan. Matching contributions and annual profit sharing contributions are made with AES Common Stock to better align the recipient’s interests with that of the Stockholders and to encourage long-term performance. In addition, certain employees of the Company participate in the Company’s Restoration Supplemental Retirement Plan, which provides supplemental retirement benefits to “highly compensated employees” as defined in the Code of an amount that would be contributed on such individual’s behalf under the Retirement Plan but is not so contributed because of the limitations contained in the Code.

In most cases, the Compensation Committee has taken steps to qualify income paid to any executive officer as a deductible business expense pursuant to regulations issued by the Internal Revenue Service under Section 162(m) of the Code with respect to qualifying compensation paid to executive officers in excess of $1 million. The Compensation Committee will continue to consider the implications to the Company of qualifying all compensation as a deductible expense under Section 162(m), but retains the discretion to pay bonuses commensurate with an executive officer’s contributions to the success of the Company irrespective of whether such amounts are fully deductible.

The AES Corporation 2003 Long Term Compensation Plan

The Company provides a strong link between pay and performance by tying a portion of executive compensation under The AES Corporation  2003 Long Term Compensation Plan (“2003 LTC Plan”) to long term AES business performance and a portion to stock price performance  This allocation ties incentives to long-term value creation. Executives are awarded (i) Performance Units, the value of which is linked to improving the performance of existing assets; (ii) Restricted Stock Units, which will not vest unless certain stock performance criteria are met, and (iii) Stock Options.  In each case vesting of the awards is also conditioned on the recipient continuing to be employed by AES on the vesting date.

LTC Awards (“LTCAs”) under the LTC Plan will contain stock-based awards and Performance Units, in percentages based on competitive market pay levels for each job category and an individual’s specific job performance and the Compensation Committee’s recommendations.

Performance Units

Performance Units were granted to named executive officers in 2005 pursuant to the terms of the 2003 LTC Plan. These grants will vest one third per year on each of February 2006, February 2007, February 2008 if the holder continues to be employed by AES on each such date. Performance Units will have an initial value of $1, and will be valued at the end of the performance period (three years) from $0 to $2.00, depending on the achievement of stated performance goals. If the Company achieves target performance, each performance unit is worth $1.00; if the Company achieves less than 90% of the target performance, each performance unit will be worth $0. If the Company achieves exactly 90% of the target performance, each performance unit will be worth $0.50; if the Company achieves 120% or more of the target performance, each performance unit will be worth $2.00. For each 1% of improvement in the achievement of target performance between 90% and 120% a performance unit’s cash value will increase in value $0.05.

Payment of vested 2005 Performance Units will be dependent on the Company’s satisfactory performance as measured by “Cash Value Added” (“CVA”). CVA is equal to the sum of subsidiary operating cash flow minus a charge for incremental (new) capital used by AES businesses, adjusted for subsidiary ownership percentage. The Company has calculated a target CVA for AES as a whole based on budget and long-term forecasts. Potential payout of vested performance units will be dependent upon actual performance compared to this CVA target over a three-year period (2005-2007). While the 2005 Performance Units reach maturity at the end of 2007, the actual cash payout for vested 2005 Performance Units granted will not be made until the first quarter of 2008. Using CVA as a performance measure is consistent with the Company’s focus on increasing operating and free cash flow, which is considered a significant source of stockholder value creation, and strongly links compensation for the period with the performance of the business during the same period. A third party consultant was engaged to perform a series of procedures to assist management and the compensation committee in assessing the accuracy of the CVA calculation.

The fiscal year 2003 Performance Units reached maturity at the end of 2005 and were paid to participants during the first quarter of 2006. The payout was based on the Company’s performance during the three-year period of 2003-2005. During that period, the Company’s performance against its CVA target was above the predetermined target. Therefore, payout of these units was at $1.1427 per unit, slightly above the initial value of 1.00 per unit. During the same period of time the Company’s stock price increased from $3.02 per share to $15.83 per share, and the Company generated $5,378 M in Cash Flow from Operations.  This long-term compensation payout—based on three years of exceptional Company performance is reflected in the long-term cash compensation section of the “Summary Compensation Table.”

2003 Performance Unit Payout

	Value on 12/31/02	Value on 12/31/05	% Change
Performance Unit Value	1.00	1.1427	14.27%
Stock Price	3.02	15.83	424.2%
Market Capitalization (in $Billion)	1.68	10.38	517.8%

Restricted Stock Units

Restricted Stock Units (“RSU”) are being granted to executive officers in 2005 under the terms of the 2003 LTC Plan. These RSUs granted to executive officers will vest one third per year in each of February 2006, February 2007 and February 2008 if the holder continues to be employed at an AES business on each such date and the following performance condition is met. Vesting can only occur and payment will be made only if the Total Stockholder Return (“TSR”) of AES stock exceeds the TSR of the Standard and Poor’s 500 (“S&P500”) over the 2005-2007 measurement period. The S&P 500 is utilized by the Compensation Committee as the principal index of large-capitalization stocks reflective of the broad domestic economy, and most common benchmark for institutional investors in measuring relative performance of the broader market. If this vesting requirement is met, the actual payout of the RSUs will occur in 2010. In situations where the TSR of both AES and the S&P 500 exhibit a gain over the measurement period, the Compensation Committee under certain limited circumstances has the discretion, but is not required, to allow the RSUs to vest without satisfaction of the requirement that the TSR of AES stock exceed the TSR of the S&P 500.

Stock Options

Stock Options were granted to executive officers in 2005 under the terms of the 2003 LTC Plan. These stock options will vest in equal amounts over three years one third per year in each of February 2006, February 2007, and February 2008, if the holder continues to be employed at an AES business on each such date.

2005 Long Term Compensation Award Components

Award Type	Measurement	Measurement Period	Maturation Year
Perf. Units	Cash Value Added	2005-2007	2007
RSU	AES TSR v. S&P500 TSR	2005-2007	2010
Stock Options	N/A	N/A	N/A

The Company anticipates that it will continue to award Performance Units, Restricted Stock Units and Stock Options  each year. Any payout under such annual Performance Units will occur three years after the date of the grant and will be contingent upon a specific three year performance target being met at the end of the three year performance period (the three year target being set at the time of the grant of the annual Performance Units award.) Any payout under such annual Restricted Stock Units will occur five years after the date of grant and will be contingent upon a specific performance target being met.

AES awards long-term compensation in the same split between Performance Units, Restricted Stock Units, and Stock Options to all AES people covered by the 2003 LTC Plan. For 2005 this is estimated to be about 2,200 AES people in 17 countries. The Company considers this broad-based LTC Plan to be an attractive element to retain and motivate AES people throughout the Company.

The AES Corporation Performance Incentive Plan

The Company sponsors and maintains the AES Performance Incentive Plan (the “Incentive Plan”), an annual incentive bonus program designed to provide incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company.

In light of recent changes to the Code, including The American Jobs Creation Act of 2004, and to further enhance the provisions of the Incentive Plan, the Company has determined that it is advisable to codify the Incentive Plan to ensure clarity and avoid any subsequent questions regarding the past or future intent of the Incentive Plan.

The Incentive Plan rewards key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Plan is designed to: (i) promote the attainment of the Company’s significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success.

The amount of a Participant’s award may be based on a percentage of such Participant’s salary or such other methods as may be established by the Compensation Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and conditions of the award and the performance goals to be achieved. Each award shall be conditioned upon the Company’s achievement of one or more performance goal(s) with respect to the performance measure(s) established by the Compensation Committee.

After the end of the Performance Period, the Compensation Committee shall certify in writing the extent to which the applicable performance goals and any other material terms have been achieved. Subject to the provisions of the Incentive Plan, earned Awards shall be paid in the first calendar year immediately following the end of the Performance Period (it being the Company’s intention that any such payments will be made on or before March 15 of such calendar year in order to qualify for the short-term deferral exception under Section 409A of the Code).

Chief Executive Officer Compensation

Mr. Hanrahan’s compensation was reviewed and approved by the Compensation Committee utilizing the guidelines discussed above.

The following factors were considered in setting Mr. Hanrahan’s compensation:

•       Achieved Operating Cash Flow of  $2,165,000;

•       Achieved adjusted earnings per share of $0.91 compared to $0.59 in 2004;

•       Improved Safety Performance throughout the Company in 2005;

•       A continuation of the trend of performance improvement since 2003;

•       Reorganized the business into four regional units;

•       Achieved significant financing milestone for a  670MW coal-fired generation facility in Bulgaria;

•       Earnings were restated for 2002-2004;

•       No permit had yet been obtained at year end for the Ocean Cay LNG terminal in the Bahamas.

Based on the factors listed above, the Committee determined that Mr. Hanrahan should receive cash compensation, which includes a base salary of $903,000 a cash bonus of $1,551,000 for 2005 that was paid in March 2006. In February 2006, the Committee determined that Mr. Hanrahan should receive Long-Term Compensation valued at the time of grant at $4,800,000 which includes 2,400,000 Performance Units, 152,672 Stock Options, and 75,085 Restricted Stock Units. As previously described, the value of the Performance Units is tied to the Company’s performance as measured by “Cash Value Added” (“CVA”). Vesting of Restricted Stock Units will only occur if the Total Stockholder Return (“TSR”) of AES Stock exceeds the TSR of the Standard and Poor’s (“S&P 500”) over the measurement period, 2006-2008.

The Compensation Committee:

Philip A. Odeen, Chairman
Kristina M. Johnson
Charles O. Rossotti

COMPENSATION OF EXECUTIVE OFFICERS

The following table discloses compensation received by the Chief Executive Officer and the next four most highly compensated executive officers of the Company (the “named executive officers”) for years 2003, 2004, and 2005. In addition to the compensation described in this table, each of the named executive officers received Performance Unit Grants in 2004 and 2005. The value of these grants is tied to the Company’s performance as measured by Cash Value Added. These awards are described in further detail in the table entitled “Performance Unit Awards in 2004 and 2005.”

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
		Base Salary	Bonus (1)	Other Annual Compensation ($)(2)	Number of Securities Underlying RSUs Granted (#)(3)	Number of Securities Underlying Options (#)	LTIP/Perf Units Payout (4)	All Other Compensation ($)(5)
Paul Hanrahan	2005	871,000	1,551,000	14,435	73,616	97,997	3,410,788	218,142
President and Chief	2004	840,000	1,500,000	17,079	137,960	168,666	0	98,460
Executive Officer	2003	810,000	1,352,000	360	0	731,418	0	91,000
Barry J. Sharp (6)	2005	520,000	600,000	360	31,083	41,376	1,397,236	101,200
Executive Vice President	2004	520,000	600,000	360	55,950	68,403	0	64,825
and Chief Financial Officer	2003	500,000	570,000	240	0	299,627	0	60,000
John R. Ruggirello (7)	2005	480,000	504,000	1,032	26,175	34,843	1,230,716	68,900
Executive Vice President	2004	465,000	500,000	552	49,359	60,345	0	59,075
	2003	450,000	500,000	552	0	269,664	0	55,000
William R. Luraschi	2005	450,000	500,000	240	83,618	32,666	1,133,101	95,100
ExecutiveVice President	2004	415,000	470,000	240	45,987	56,222	0	53,825
	2003	400,000	500,000	240	0	242,985	0	50,000
Robert F. Hemphill, Jr. (8)	2005	470,000	350,000	1,584	24,539	32,666	0	78,238
ExecutiveVice President	2004	422,375	200,000	132	52,118	63,718	0	0
	2003	0	0	0	0	0	0	0

(1)           Bonuses are typically paid in the first quarter following the year in which they are earned. By example, the bonuses earned in 2005 were paid in March 2006.

(2)           Included in this amount is Mr. Hanrahan’s personal use of Company vehicles and drivers in an amount of $14,075.

(3)           Please refer to the Table entitled “Restricted Stock Unit Grants in 2004 and 2005” for further details.

(4)           These units were awarded in 2003 and had an initial value of $1.00 per unit and a final value of $1.1427 per unit. AES stock price rose from $3.02 to $15.83 during the same period. Please refer to the “Long-Term Compensation” section of the Compensation Committee Report for additional information.

(5)           This column constitutes Company contributions to The AES Corporation Retirement Savings Plan and allocations to the Company’s Restoration Supplemental Retirement Plan. Specifically for 2005, (a) amounts contributed to The AES Corporation Retirement Savings Plan: Mr. Hanrahan – $33,600; Mr. Sharp – $33,600; Mr. Ruggirello – $33,600; Mr. Luraschi – $33,600 and Mr. Hemphill – $31,288; and (b) amounts allocated to the Restoration Retirement Plan: Mr. Hanrahan – $184,542; Mr. Sharp – $67,600; Mr. Ruggirello – $35,300; Mr. Luraschi – $61,500; and Mr. Hemphill – $46,950.

(6)           As previously announced by the Company, on January 20, 2006, Victoria D. Harker replaced Barry J. Sharp as Chief Financial Officer.

(7)           The Company announced on March 2, 2006 that Mr. Ruggirello is leaving the Company as of March 31, 2006.

(8)           Mr. Hemphill rejoined the Company as an executive officer February 4, 2004. Prior to that, for approximately seven years, he served as a member of the Board of Directors of the Company.

Stock Option Grants in 2005

The following table provides information on options granted for 2005 to the named executive officers of the Company.

	Number of Securities Underlying Options Granted (#)(1)(4)	% of Total Options Granted to all AES People for Fiscal Year(2)	Exercise or Base Price ($/Sh)	Expiration Date (7)	Grant Date Fair Value ($)(3)
Paul Hanrahan	97,997	6.47	16.81	02/25/2015	1,125,006
President and Chief Executive Officer
Barry J. Sharp (5)	41,376	2.73	16.81	02/25/2015	474,996
Executive Vice President and Chief Financial Officer
John R. Ruggirello (6)	34,843	2.30	16.81	02/25/2015	399,998
Executive Vice President
William R. Luraschi	32,666	2.16	16.81	02/25/2015	375,006
Executive Vice President
Robert F. Hemphill, Jr.	32,666	2.16	16.81	02/25/2015	375,006
Executive Vice President

(1)           All options are for shares of Common Stock of the Company.

(2)           Percentages are based on the total number of participants awarded options in 2005.

(3)           Assumptions the Company used to determine the fair value of the award on the date the award was granted and include an expected volatility of 53.11%, a 4.47% risk free rate of return, no dividends, a 68.28% Black-Scholes ratio, three year ratable vesting, and a $11.48 post-vested Black-Scholes value. No adjustments were made for non-transferability or risk of forfeiture. Stock option grants have a 10-year term and vest over three years in three equal installments: one-third on the first anniversary of the date of the grant, one-third on the second anniversary date of the grant, and one-third on the third anniversary of the date of grant if the holder continues to be employed by an AES business on each such date. The use of such amounts and assumptions is not intended to forecast any possible future appreciation of the Company’s stock price or dividend policy.

(4)           The stock option grants described in the table were awarded in February 2005.

(5)           As previously announced by the Company, on January 20, 2006, Victoria D. Harker replaced Barry J. Sharp as Chief Executive Officer.

(6)           The Company announced on March 2, 2006 that Mr. Ruggirello is leaving the Company as of March 31, 2006.

(7)           Unless terminated earlier if holder leaves the Company.

Restricted Stock Unit Grants in 2004 and 2005

The following table provides information on Restricted Stock Units granted in 2004 and 2005 to the named executive officers of the company.

		Number of Securities Underlying RSUs Granted		% of Total RSUs Granted to all AES People for Fiscal Year		Grant Date Fair Value ($)		Value of S&P TSR Exceeds AES TSR		Aggregate Number of RSUs Held	Aggregate Value of RSUs Held ($) (7)
Paul Hanrahan	2005	73,616	(2)	6.94%	(2)	1,237,485	(4)	0	(2)	211,576	3,349,248
President and Chief	2004	137,960	(1)	7.66%	(1)	1,237,501	(3)	0	(1)
Executive Officer
Barry J. Sharp (5)	2005	31,083	(2)	2.93%	(2)	522,505	(4)	0	(2)	87,033	1,377,732
Executive Vice President and	2004	55,950	(1)	3.11%	(1)	501,871	(3)	0	(1)
Chief Financial Officer
John R. Ruggirello (6)	2005	26,175	(2)	2.47%	(2)	440,002	(4)	0	(2)	75,534	1,195,703
Executive Vice President	2004	49,359	(1)	2.74%	(1)	442,750	(3)	0	(1)
William R. Luraschi	2005	24,539	(2)	2.31%	(2)	412,500	(4)	0	(2)	129,605	2,051,647
ExecutiveVice President	2005	59,079	(8)	5.57%	(8)	949,990	(8)	0	(8)
	2004	45,987	(1)	2.55%	(1)	412,503	(3)	0	(1)
Robert F. Hemphill, Jr.	2005	24,539	(2)	2.31%	(2)	412,500	(4)	0	(2)	76,657	1,213,480
Executive Vice President	2004	52,118	(1)	2.90%	(1)	467,498	(3)	0	(1)

(1)           This Restricted Stock Unit (“RSU”) award was granted on February 4, 2004 pursuant to The AES Corporation 2003 Long Term Compensation Plan and will vest in three equal installments beginning February 4, 2005, February 4, 2006, and February 4, 2007 if certain continuing employment and performance conditions are satisfied. The performance condition states that the RSUs will vest if the Total Shareholder Return (“TSR”) of AES Common stock exceeds the TSR of the Standard and Poor’s (“S&P 500”) over the measurement period, 2004-2006. If both vesting conditions are met, the actual payout of the Restricted Stock Units will occur in 2009. In situations where the TSR of both AES and the S&P 500 exhibit a gain over the measurement period, the Compensation Committee under certain limited circumstances has the discretion, but is not required, to allow the

RSUs to vest without satisfaction of the measurement that the TSR of AES Common stock exceed the TSR of the S&P 500.

(2)           This Restricted Stock Unit (“RSU”) award was granted on February 25, 2005 pursuant to The AES Corporation 2003 Long Term Compensation Plan and will vest in three equal installments on February 25, 2006, February 25, 2007, and February 25, 2008 if certain continuing employment and performance conditions are satisfied. The performance condition states that the RSUs will vest if the Total Shareholder Return (“TSR”) of AES Common stock exceeds the TSR of the Standard and Poor’s (“S&P 500”) over the measurement period, 2005-2007. If both vesting conditions are met, the actual payout of the Restricted Stock Units will occur in 2010. In situations where the TSR of both AES and the S&P 500 exhibit a gain over the measurement period, the Compensation Committee under certain limited circumstances has the discretion, but is not required, to allow the RSUs to vest without satisfaction of the measurement that the TSR of AES Common stock exceed the TSR of the S&P 500.

(3)           Fair value of AES Common stock on the date of grant was $8.97. The fair value of AES Common stock on December 31, 2004 was $13.67 with the corresponding value on such date of the RSUs for the named Executive Officers being as follows: Mr. Hanrahan – $1,885,913; Mr. Sharp – $764,837; Mr. Ruggirello – $674,738; Mr. Luraschi – $628,642; and Mr. Hemphill – $712,453.

(4)           Fair value of AES Common stock on the date of grant was $16.81. The fair value of AES Common stock on December 31, 2005 was $15.83 with the corresponding value on such date of the RSUs for the named Executive Officers being as follows: Mr. Hanrahan – $1,165,341; Mr. Sharp – $492,044; Mr. Ruggirello – $414,350; Mr. Luraschi – $388,452; and Mr. Hemphill – $388,452.

(5)           As previously announced by the Company, on January 20, 2006 Victoria D. Harker replaced Barry J. Sharp as Chief Financial Officer.

(6)           The Company announced on March 2, 2006 that Mr. Ruggirello is leaving the Company as of March 31, 2006.

(7)           Based on a closing price of AES Common stock on December 31, 2005 of $15.83.

(8)           As of May 4, 2005, Mr. Luraschi was appointed Executive Vice President for Business Development and Strategy. Mr. Luraschi received a retention grant of 59,079 RSUs under The AES Corporation 2003 Long Term Compensation Plan (the “Plan”). The grant is scheduled to vest one third per year for three years provided that Mr. Luraschi is employed by an AES business on each such vesting date and will be paid out in accordance with terms determined by the Board of Directors pursuant to the Plan. Fair value of AES Common stock on the date of grant was $16.08. The fair value of AES Common stock on December 31, 2005 was $15.83.

Aggregated Option Exercises During 2005, and 2005 Year-End Option Value

The following table provides information on stock options exercised in 2005 by the named executive officers of the Company and the value of such officers’ unexercised options on December 31, 2005.

			Number of Securities Underlying Unexercised Options at Dec. 31, 2005	Value of Unexercised In-the-Money Options at Dec. 31, 2005
	Shares Acquired on Exercise	Value Realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable (1)
Paul Hanrahan	335,440	4,230,375	1,835,980/	18,754,596/
President and Chief Executive Officer			210,441	771,366
Barry J. Sharp (2)	172,648	1,657,222	827,185/	5,089,719/
Executive Vice President and			86,978	312,830
Chief Financial Officer
John R. Ruggirello (3)	76,000	812,820	804,128/	4,725,884/
Executive Vice President			75,073	275,978
William R. Luraschi	17,700	184,867	434,944/	3,650,291/
Executive Vice President			70,147	257,120
Robert F. Hemphill, Jr.	0	0	50,225/	353,986/
Executive Vice President			75,144	291,399

(1)           The amounts in this column have been calculated based on the difference between the quoted market closing price of the Company’s Common Stock on December 31, 2005 of $15.83 per share for each security underlying such stock option and the per share exercise price.

(2)           As previously announced by the Company, on January 20, 2006, Victoria D. Harker replaced Barry J. Sharp as Chief Financial Officer.

(3)           The Company announced on March 2, 2006 that Mr. Ruggirello is leaving the Company as of March 31, 2006.

Performance Unit Awards in 2004 and 2005

The following table provides information on Performance Unit Awards granted in 2004 and 2005 to the named executive officers of the Company.

	Number of Performance Units		% of Total Performance Units Granted to all AES People for Fiscal Year	Performance or Other Period Until Maturation	Payout if Performance Below 90% of Corporate CVA Target (3)	Payout if Performance Equals 100% of Corporate CVA Target (3)	Payout if Performance Equals 120% or more of Corporate CVA Target (3)
Paul Hanrahan	2,250,000	(1)	6.69%	2005-2007	0	2,250,000	4,500,000
President and Chief	2,250,000	(2)	7.20%	2004-2006	0	2,250,000	4,500,000
Executive Officer
Barry J. Sharp (4)	950,000	(1)	2.82%	2005-2007	0	950,000	1,900,000
Executive Vice President and	912,500	(2)	2.92%	2004-2006	0	912,500	1,825,000
Chief Financial Officer
John R. Ruggirello (5)	800,000	(1)	2.38%	2005-2007	0	800,000	1,600,000
Executive Vice President	805,000	(2)	2.58%	2004-2006	0	805,000	1,610,000
William R. Luraschi	750,000	(1)	2.23%	2005-2007	0	750,000	1,500,000
Executive Vice President	750,000	(2)	2.40%	2004-2006	0	750,000	1,500,000
Robert F. Hemphill, Jr.	750,000	(1)	2.23%	2005-2007	0	750,000	1,500,000
Executive Vice President

(1)           Awarded in February 2005, 2008 payout if vesting conditions are satisfied.

(2)           Awarded in February 2004, 2007 payout if vesting conditions are satisfied.

(3)           Performance Units granted under the terms of The 2003 Long Term Compensation Plan are paid in cash and will have an initial value of $1, and will be valued at the end of the performance period (three years) from $0 to $2.00, depending on the achievement of stated performance goals. (If target performance is achieved, each performance unit is worth $1.00; if the participant achieves less than 90% of the target performance, each performance unit will be worth $0; if the participant achieves 120% or more of the target performance, each performance unit will be worth $2.00.) For each 1% of improvement in the achievement of the target performance between 90% and 120%, a Performance Units cash value will increase in value $.05. The value of the 2005 Performance Units will be tied to the Company’s performance as measured by “Cash Value Added” (“CVA”). CVA is equal to the sum of subsidiary operating cash flow minus a charge for incremental (new) capital used by AES businesses, adjusted for subsidiary ownership percentage. The Company has calculated a target CVA for AES as a whole based on budget and long-term forecasts. A participant payout of 2005 vested performance units will be dependent upon actual performance compared to this CVA target over the 2005-2008 period. A participant’s pay out of 2004 vested performance units will be dependent upon actual performance compared to the CVA target over the 2004-2007 period.

(4)           As previously announced by the Company, on January 20, 2006, Victoria D. Harker replaced Barry J. Sharp as Chief Financial Officer.

(5)           The Company announced on March 2, 2006 that Mr. Ruggirello is leaving the Company as of March 31, 2006.

PROPOSAL 3: PROPOSAL TO ADOPT THE AES CORPORATION PERFORMANCE INCENTIVE PLAN

The Board of Directors proposes that Stockholders approve the adoption of The AES Corporation Performance Incentive Plan (the “Incentive Plan”). The Incentive Plan provides cash incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company.  In light of recent changes to the Internal Revenue Code (the “Code”), including The American Jobs Creation Act of 2004, and to further enhance the provisions of the Incentive Plan, the Company has determined that it is advisable to formalize and codify the Incentive Plan to ensure clarity and avoid any subsequent questions regarding the past or future intent of the Incentive Plan. The Board adopted the Incentive Plan on December 9, 2005, subject to the approval of the Company’s Stockholders.

The more significant features of the Plan are described below. This summary is subject, in all respects to the terms of the Plan, which is attached to this Proxy Statement as Exhibit 2.

Administration

The Incentive Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors; provided, however, that all acts and authority of the Committee pursuant to this Incentive Plan shall be subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board.

Eligibility

Officers and key employees of the Company shall be eligible to participate in the Incentive Plan. No employee shall have the right to participate in the Incentive Plan, and participation in the Incentive Plan in any one Performance Period does not entitle an individual to participate in future Performance Periods.

Awards

The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Incentive Plan pursuant to which the Participant will earn cash compensation. The amount of a Participant’s award may be based on a percentage of such Participant’s salary or such other methods as may be established by the Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and conditions of the award and the Performance Goals to be achieved. The maximum amount of an award that may be earned under the Incentive Plan by any Participant for any Performance Period shall not exceed USD $5,000,000. With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award shall be conditioned upon the Company’s achievement of one or more Performance Goal(s) with respect to the Performance Measure(s) established by the Committee. No later than ninety (90) days after the beginning of the applicable Performance Period, the Committee shall establish in writing the Performance Goals, Performance Measures and the method(s) for computing the amount of compensation which will be payable under the Incentive Plan to each Participant if the Performance Goals established by the Committee are attained; provided however, that for a Performance Period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the Performance Period. In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the Performance Goals have been achieved.

Distribution of Awards

After the end of the Performance Period, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms have been achieved. Subject to the provisions of the Incentive Plan, earned Awards shall be paid in the first calendar year immediately following the end of the Performance Period (it being the Company’s intention that any such payments will be made on or before March 15 of such calendar year in order to qualify for the short-term deferral exception under Section 409A of the Code). For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.

Transferability

A Participant’s rights under the Incentive Plan may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary, or in the absence of such a designation, by will or by the laws of descent and distribution.

Termination of Plan

The Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Incentive Plan to the extent necessary to conform to the provisions of the Incentive Plan with Section 409A or Section 162(m) of the Code or the regulations promulgated thereunder regardless of whether such modification, amendment, or termination of the Incentive Plan shall adversely affect the rights of a Participant under the Incentive Plan.

The Board of Directors recommends that the Stockholders adopt the Company’s Incentive Plan and intends to introduce at the forthcoming Annual Meeting the following resolution (designated herein as Proposal 3):

“RESOLVED, that the Stockholders of the Company hereby adopt The AES Corporation Performance Incentive Plan as described herein and provided in its entirety as Exhibit 2.”

The affirmative vote of Stockholders representing a majority of the outstanding shares of Common Stock is necessary for the adoption of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AES CORPORATION PERFORMANCE INCENTIVE PLAN (THE “INCENTIVE PLAN”)

EMPLOYMENT AGREEMENTS, SEPARATION AGREMENTS AND CHANGE IN CONTROL AGREEMENTS

The Company has individual employment agreements with Mr. Hanrahan, Mr. Hemphill and Ms. Harker (the “Employment Agreements”).

Each of the Employment Agreements are one-year agreements, which are scheduled to expire on December 31, 2007, provided, however, that on January 1, 2007, and on each subsequent January 1, the term of the Employment Agreements shall automatically be renewed and extended for one additional year unless, no later than the date which is six (6) months prior to the renewal date, the Company or the individual provides notice of an intent not to extend the term of the Agreement(s). Each of the Employment Agreements provides a respective base salary amount. In 2005, the base salary amounts for the respective Employment Agreements were as follows: Mr. Hanrahan - $871,000; Mr. Hemphill - $470,000 and Ms. Harker - $500,000 (effective January 23, 2006). Mr. Hanrahan also is eligible for an annual bonus with a target of (150%) of his base salary; Mr. Hemphill and Ms. Harker are eligible for an annual bonus with a target of (105%) of their respective base salary.  The annual bonus amounts are payable based on achievement of corporate performance goals and/or other conditions that are established by the Compensation Committee of the Board. Each of the individuals also is eligible to participate in the Company’s long-term compensation plans.

The Employment Agreements provide that, if the Company terminates an executive’s employment other than for Disability or Cause or if an individual terminates his employment for Good Reason, as each such term is defined in the Employment Agreements, then the Company will be obligated to pay the terminated individual a pro rata bonus for the year of termination and (a) if the terminated individual is Mr. Hemphill or Ms. Harker, an amount equal to the product of one (1) and the sum of the annual Base Salary rate in effect for the individual immediately preceding the date of termination and the individual’s target bonus for the year in which the date of termination occurs or (b) if the terminated individual is Mr. Hanrahan, an amount equal to the product of two (2) and the sum of (i) the annual Base Salary rate in effect for Mr. Hanrahan immediately preceding the date of termination and (ii) his target bonus for the year in which the date of termination occurs. In addition, each of Mr. Hemphill and Ms. Harker would be entitled, for a twelve (12) month period immediately following the date of termination, with Mr. Hanrahan entitled to a twenty-four (24) month period, to continue to participate in all medical, dental, hospitalization, life insurance and other welfare, fringe benefit and perquisite plans and programs, in each case in which he was participating on the date of termination. Each option to acquire Common Stock of the Company granted under a Company incentive plan or other arrangement that is held by the individual on the date of termination would remain outstanding, and continue to vest according to its terms as if the individual remained employed by the Company, until the earlier of (i) the end of the original term of such option or (ii), if the terminated individual is Mr. Hemphill, the second anniversary of the date of termination, or (iii), if the terminated individual is Mr. Hanrahan, the third anniversary of the date of termination.

If an Executive’s Employment Agreement is terminated by the Company other than for Cause or Disability or if the Executive terminates his Employment for Good Reason, in either case within two years following a Change in Control, the terminated Executive shall receive the payments and benefits set forth above regarding termination by an individual for Good Reason or by the Company other than for Disability or Cause, except that (i) for Mr. Hanrahan and Mr. Hemphill, the multiplier regarding the product of the sum of the annual base salary and annual target bonus shall be increased to three (3) and for Ms. Harker shall be increased to two (2);

(ii) the benefit continuation period for Mr. Hanrahan and Mr. Hemphill shall be extended to thirty-six (36) months; and (iii) for Mr. Hanrahan and Mr. Hemphill, each option described above held by the employee shall vest and become immediately exercisable in full on the date of termination and shall remain exercisable until the earlier of (a) the end of the original term of such option or (b) the fourth anniversary of the date of termination of the respective Employment Agreement.

For purposes of the Employment Agreements, “Change in Control” shall mean the occurrence of any one of the following events: (a) any Person is or becomes the Beneficial Owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; (b) the following individuals cease for any reason to constitute a majority of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director whose appointment or election by the Board or nomination for election by the Company’s Stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company; or (d) the Stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

THE AES CORPORATION PEER GROUP INDEX/STOCK PRICE PERFORMANCE

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURNS
ASSUMES INITIAL INVESTMENT OF $100

COMPARISON OF 3 YEAR CUMULATIVE TOTAL RETURNS
ASSUMES INITIAL INVESTMENT OF $100

COMPARISON OF 1 YEAR CUMULATIVE TOTAL RETURN
ASSUMES INITIAL INVESTMENT OF $100

AES has selected the Standard and Poor’s (S&P) 500 Utilities Index as its peer group index, effective this year. The S&P 500 Utilities Index is a published sector index comprising the 32 electric and gas utilities included in the S&P 500. Previously, AES had selected the S&P 500 Multi-Utilities Index as its peer group index. This was one of several sub-groups under the S&P 500 Utilities Index.

However in April, 2005 S&P restructured the S&P 500 Utilities Index sub-industry indices. In doing so, it moved AES to a newly-created S&P 500 Independent Power Producers & Energy Traders Index. This index has only five members and does not have historical return information available. AES believes that using the S&P 500 Multi-Utilities Index is no longer appropriate, since AES is not included in that Index. Instead, the broader S&P Utilities Index, which includes a broader range of companies that operate in the type of businesses operated by AES, is the most appropriate peer index within the S&P 500 Index.

The total return charts above assumes $100 invested in December 31 of the start year in AES Common Stock, the S&P 500 Index, the S&P Multi-Utilities Index (the former peer group), and the S&P Utilities Index (the new peer group) for five-year, three-year and one-year periods.

GOVERNANCE MATTERS

Stockholder Proposals and Nominations for Director

Any Stockholder entitled to vote in the election of Directors and who meets the requirements of the Proxy rules under the Securities Exchange Act of 1934 may submit proposals to be considered by the Board for submission to the Stockholders at the Year 2007 Annual Meeting. Any such proposal must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid to the Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Any such proposal must be received no later than December 1, 2006 in compliance with Rule 14a-8 of the Exchange Act. Any such notice must set forth: (a) the name and address of the Stockholder and the text of the proposal to be introduced; (b) the number of shares of Common Stock held of record, owned beneficially and represented by Proxy by such Stockholder as of the date of such notice; and (c) a representation that the Stockholder intends to appear in person or by Proxy at the Annual Meeting to introduce the proposal specified in the notice. The chairperson of the Annual Meeting may refuse to acknowledge the introduction of any Stockholder proposal not made in compliance with the foregoing procedure.

AES’ By-laws also contain a procedure for Stockholder nomination of Directors. The By-laws provide that any record owner of Common Stock entitled to be voted generally in the election of Directors may nominate one or more persons for election as a Director at a Stockholders meeting. Written notice must be given to the Secretary of AES describing the intent for making such nomination.  The notice must be given, with respect to an Annual Meeting, no later than 90 days in advance of such Annual Meeting and with respect to a special meeting, no later than the close of business on the seventh day following the earlier of (a) the date on which notice of such special meeting is first given to Stockholders and (b) the date on which a public announcement of such meeting is first made. Each notice must include (i) the name and address of each Stockholder who intends to appear in person or by Proxy to make the nomination of the person or persons to be nominated; (ii) a description of all arrangements or understandings between the Stockholder and each Nominee and any other person or persons (naming them) pursuant to which the nomination is to be made by the Stockholder; (iii) such other information regarding each Nominee proposed by such Stockholder as would have been included in a proxy statement filed pursuant to Rule 14a-8 under the Exchange Act; and (iv) the consent of each Nominee to serve if elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the above described procedure.

AES Code of Business Conduct and Ethics and Corporate Governance Guidelines

A Code of Business Conduct and Ethics (“Code of Conduct”) and Corporate Governance Guidelines have been adopted by the Board. The Code of Conduct is intended to govern as a requirement of employment the actions of everyone who works at AES, including employees of AES subsidiaries and affiliates. The Code of Conduct and the Corporate Governance Guidelines are located in their entirety on the Company’s web site (www.aes.com). Any person may obtain a copy of the Code of Conduct or the Corporate Governance Guidelines without charge by making a written request to: Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the Company’s review of reports filed under Section 16(a) of the Exchange Act and certain written representations (as allowed by Item 405(b)(2)(i) of Regulation S-K), the Company believes that no person subject to Section 16(a) of the Exchange Act with respect to the registrant failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year except for Mr. Hanrahan who in 2005 received a deferred award of 3,946 units as a result of an administrative correction affecting his supplemental retirement plan account balances for years 1998 and 1999 and therefore did not timely report such award on Form 5, Mr. Hemphill who did not timely report the award of 48 deferred units on Form 4, and Mr. McArthur who did not timely report the award of 6,051 deferred units on Form 4.

Charitable Contributions

Under NYSE 303A.02 (b) (v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which an AES Director served as an executive officer of that organization in an amount greater than $1 million or 2% of such charitable organization’s consolidated gross revenues for year 2005, 2004, or 2003. The Company did not make any such charitable contributions.

Communications with the Board or Its Committees

The Board offers several e-mail addresses as set forth below for Stockholders to send communications through the Secretary of the Company to the non-management Directors and/or the four standing committees of the Board:

AES Board of Directors: AESDirectors@aes.com

Financial Audit Committee:
AuditCommitteeChair@aes.com

Compensation Committee:
CompCommitteeChair@aes.com

Nominating and Corporate Governance Committee:
NomGovCommitteeChair@aes.com

Environment, Safety and Technology Committee:
ESTCommitteeChair@aes.com

The Secretary will forward to the Directors all communications that, in his or her judgment, are appropriate for consideration by the Directors. Examples of communications that would not be considered as appropriate for consideration by the Directors include commercial solicitations, requests for employment and matters not relevant to the Stockholders, to the functioning of the Board or to the affairs of the Company.

Form 10-K Annual Report

Any Stockholder who desires an additional copy of the Company’s 2005 Annual Report on Form 10-K filed on or about April 4, 2006 with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy by visiting the Company’s web site at http://www.aes.com.

By Order of the Board of Directors,

Brian A. Miller
Executive Vice President, General Counsel and Secretary

DIRECTIONS TO ANNUAL MEETING (4300 WILSON BOULEVARD, ARLINGTON, VA 22203):

From Points North—I-270 SPUR S toward I-495 S/Northern Virginia; merge onto Capital Beltway/I-495 S; Merge onto VA-267 E via Exit 45B on the LEFT toward I-66 E/Washington; VA-267 E becomes I-66E; take the Fairfax Drive exit (Exit 71). Turn RIGHT onto Glebe Road; turn LEFT onto Wilson Boulevard. The AES offices are located in the building on RIGHT after turning onto Wilson Boulevard.

From Points South—I-95 N to I-395 N toward Washington; Merge onto S Glebe Road/VA-120 N via Exit 7B toward Marymount University; turn RIGHT onto Wilson Boulevard; End at the AES offices located at 4300 Wilson Boulevard.

From Points West—I-66 E toward Washington, DC; take Fairfax Drive exit (Exit 71); turn RIGHT onto Glebe Road; turn LEFT onto Wilson Boulevard. The AES offices are located in the building on RIGHT after turning onto Wilson Boulevard.

EXHIBIT 1:  CHARTER OF THE FINANCIAL AUDIT COMMITTEE

CHARTER
 FINANCIAL AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
THE AES COPRORATION

I. PURPOSE OF THE COMMITTEE

The Audit Committee is created by the Board of Directors of the Company to assist the Board in its oversight of the integrity of the financial statements and internal controls of the Company, the qualifications, independence and performance of the Company’s independent auditor, the performance of the Company’s internal audit function, compliance by the Company with legal and regulatory requirements; and prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual Proxy Statement.

II. COMPOSITION OF THE COMMITTEE

The Audit Committee shall consist of at least three members, comprised solely of independent directors meeting the independence and experience requirements of Section 10A of the Securities and Exchange Act of 1934, the rules promulgated thereunder and the rules of the New York Stock Exchange.

The Nominating and Corporate Governance Committee of the Company shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board annually and may be removed by the Board at any time. A majority of the independent members of the Board shall designate the Chair of the Audit Committee.

III. AUTHORITY AND RESPONSIBILITIES

In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for, the following matters.

Independent Auditors

The Audit Committee has the sole authority to retain and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and all non-audit services to be provided by the independent auditors. The Audit Committee must pre-approve each such non-audit service to be provided by the Company’s independent auditors. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may, from time to time, delegate its authority to approve non-audit services on a preliminary basis to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

The Audit Committee shall review and approve the scope and staffing of the independent auditors’ annual audit plan(s) and evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

1.      obtain and review a report from the Company’s independent auditors describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues; (iii) all relationships between the independent auditor and the Company; and (iv) assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

2.      review and evaluate the senior members of the independent auditor team, particularly the lead audit partner and the auditor responsible for reviewing the audit;

3.      consider whether the audit firm should be rotated in addition to the rotation of the lead audit partner and the auditor responsible for reviewing the audit as required by law, so as to assure continuing auditor independence; and

4.      obtain the opinion of management and the internal auditors of the independent auditor’s performance.

The Audit Committee shall establish policies for the Company’s hiring of employees or former employees of the independent auditors.

Internal Auditors

At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the annual internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors. At least annually, the Audit Committee shall evaluate the performance of the senior internal auditing executive, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such executive. The Audit Committee shall review, as appropriate, the results of internal audits and discuss related significant internal control matters with the Company’s internal auditor and management.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

1.      The Audit Committee shall review with management, the internal auditors and the independent auditor:

(a)    the annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-K and the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-Q;

(b)    any analyses or reports prepared by management, the internal auditors and/or the independent auditor setting forth significant accounting or financial reporting issues and judgments made in connection with the financial statements, including critical accounting estimates analyses of the effects of alternative GAAP methods on the financial statements;

(c)    the effect of regulatory and accounting initiatives or actions, off-balance sheet structures and related party transactions on the financial statements of the Company; and any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

2.      The Audit Committee shall review, in conjunction with management, the Company’s policies with respect to the Company’s earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be so provided. The Audit Committee may review any such press release or financial information as it deems appropriate.

3.      The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review the effectiveness of the Company’s disclosure controls and procedures.

4.      The Audit Committee shall review any significant changes in the Company’s internal controls or other factors that could significantly affect these controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

5.      The Audit Committee shall review the adequacy of the Company’s internal control over financial reporting with the internal auditors, the independent auditor and management, including without limitation, reports regarding (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Audit Committee shall review any changes implemented by management to address control deficiencies or to make controls more effective.

6.      The Audit Committee shall review with management, the internal auditors and the independent auditor management’s annual report on the Company’s internal control over financial reporting and the independent auditor’s attestation report regarding management’s report.

7.      The Audit Committee shall review and discuss with the independent auditor those matters required to be discussed by Public Company Accounting Board Interim Accounting Standard Section 380, “Communication with Audit Committees”, including but not limited to problems or difficulties regarding the substance of the audit that have been reported by management concerning the audit, any restrictions on the scope of activities or access to requested information, any significant disagreements with management and any  other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Audit Committee shall review with the independent auditor any audit problems or difficulties and management’s response to any communications.

8.      The Audit Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management and the internal auditors the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

9.      The Audit Committee shall monitor the Company’s code of ethics, especially as the code relates to conflicts of interest, related party transactions and illegal acts.

10.   The Audit Committee shall establish procedures for: the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and  the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters and review any such complaints and submissions.

11.   The Audit Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual Proxy Statement.

Reporting to the Board

The Audit Committee shall report to the Board at each regularly scheduled Board meeting and more frequently if the Committee deems that such further reporting is necessary. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

At least annually, the Audit Committee shall review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.

At least annually, the Audit Committee shall evaluate its own performance and report to the Board on such evaluation.

IV. PROCEDURES OF THE COMMITTEE

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chair of the Audit Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

The Audit Committee periodically shall meet separately with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditor.

The Audit Committee is authorized to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to meet with any members of, or advisors to, the Audit Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

The Audit Committee may delegate its authority to subcommittees of the Audit Committee when it deems appropriate and in the best interests of the Company.

V. LIMITATIONS INHERENT IN THE AUDIT COMMITTEE’S ROLE

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditor.

EXHIBIT 2: THE AES CORPORATION PERFORMANCE INCENTIVE PLAN (THE “INCENTIVE PLAN”)

THE AES CORPORATION
PERFORMANCE INCENTIVE PLAN

1.   Purpose of the Plan

The purpose of the The AES Corporation Performance Incentive Plan (the "Plan") is to advance the interests of the Company and its shareholders by providing incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Plan is designed to: (i) promote the attainment of the Company's significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company's long-term success.

2.   Definitions

For the purpose of the Plan, the following definitions shall apply:

(a)  "Board" means the Board of Directors of the Company.

(b) "Code" means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(c)  "Committee" means the Compensation Committee of the Board, or such other committee as is appointed or designated by the Board to administer the Plan, in each case which shall be comprised solely of two or more "outside directors" (as defined under Section 162(m) of the Code and the regulations promulgated thereunder).

(d) "Company" means The AES Corporation and any subsidiary entity or affiliate thereof, including subsidiaries or affiliates which become such after adoption of the Plan.

(e)  "Forfeit," "Forfeiture," "Forfeited" means the loss by a Participant of any and all rights to an award granted under the Plan, including the loss to any payment of compensation by the Company under the Plan or any award granted thereunder.

(f)  "Participant" means any person: (1) who satisfies the eligibility requirements set forth in Paragraph 4; (2) to whom an award has been made by the Committee; and (3) whose award remains outstanding under the Plan.

(g)  "Performance Goal" means, in relation to any Performance Period, the level of performance that must be achieved with respect to a Performance Measure.

(h) "Performance Measures" means any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-

established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder, the Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as specified by the Committee, to exclude the effect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles.

(i)  "Performance Period" means, in relation to any award, the calendar year or other period of 12 months or less for which a Participant's performance is being calculated, with each such period constituting a separate Performance Period.

(j)   "Retirement" means retirement of an employee as determined and authorized by the Committee.

(k) "Total and Permanent Disability" means: (1) if the Participant is insured under a long-term disability insurance policy or plan which is paid for by the Company, the Participant is totally disabled under the terms of that policy or plan; or (2) if no such policy or plan exists, the Participant shall be considered to be totally disabled as determined by the Committee.

3.   Administration of the Plan

(a)  The management of the Plan shall be vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan shall be subject to the provisions of the Committee's Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board. The Committee may, with respect to Participants whom the Committee determines are not likely to be subject to Section 162(m) of the Code, delegate such of its powers and authority under the Plan to the Company's officers as it deems necessary or appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.

(b) Subject to the terms of the Plan, the Committee shall, among other things, have full authority and discretion to determine eligibility for participation in the Plan, make awards under the Plan, establish the terms and conditions of such awards (including the Performance Goal(s) and Performance Measure(s) to be utilized) and determine whether the Performance Goals applicable to any Performance Measures for any awards have been achieved. The Committee’s determinations under the Plan need not be uniform among all Participants, or classes or categories of Participants, and may be applied to such Participants, or classes or categories of Participants, as the Committee, in its sole and absolute discretion, considers necessary, appropriate or desirable. The Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and may correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or in any award. All determinations by the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties.

(c)  Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. Notwithstanding any provision of the Plan to the contrary, if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

(d) Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

4.   Participation in the Plan

Officers and key employees of the Company shall be eligible to participate in the Plan. No employee shall have the right to participate in the Plan, and participation in the Plan in any one Performance Period does not entitle an individual to participate in future Performance Periods.

5.   Incentive Compensation Awards

(a)  The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant will earn cash compensation. The amount of a Participant’s award may be based on a percentage of such Participant’s salary or such other methods as may be established by the Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and conditions of the award and the Performance Goals to be achieved. The maximum amount of an award that may be earned under the Plan by any Participant for any Performance Period shall not exceed USD $5,000,000.

(b) With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award shall be conditioned upon the Company's achievement of one or more Performance

Goal(s) with respect to the Performance Measure(s) established by the Committee. No later than ninety (90) days after the beginning of the applicable Performance Period, the Committee shall establish in writing the Performance Goals, Performance Measures and the method(s) for computing the amount of compensation which will be payable under the Plan to each Participant if the Performance Goals established by the Committee are attained; provided however, that for a Performance Period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the Performance Period. In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the Performance Goals have been achieved.

(c)  The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant's performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company's industry; (iii) the Company's financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

6.   Payment of Individual Incentive Awards

(a)  After the end of the Performance Period, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms have been achieved.  Subject to the provisions of the Plan, earned Awards shall be paid in the first calendar year immediately following the end of the Performance Period (it being the Company's intention that any such payments will be made on or before March 15th of such calendar year in order to qualify for the short-term deferral exception under Section 409A of the Code).  For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.

(b) Unless otherwise determined by the Committee, Participants who have terminated employment with the Company prior to the end of a Performance Period for any reason other than death, Retirement or Total and Permanent Disability, shall Forfeit any and all rights to payment under any awards then outstanding under the terms of the Plan and shall not be entitled to any cash payment for such period. Unless otherwise determined by the Committee, if a Participant's employment with the Company should terminate during a Performance Period by reason of death, Retirement or Total and Permanent Disability, the Participant's award shall be prorated to reflect the period of service prior to his/her death, Retirement or Total and Permanent Disability, and shall be paid either to the Participant or, as appropriate, the Participant's estate, subject to the Committee's certification that the applicable Performance Goals and other material terms have been met.

(c)  The Committee shall determine whether, to what extent, and under what additional circumstances amounts payable with respect to an award under the Plan shall be deferred either automatically, at the election of the Participant, or by the Committee.

7.   Amendment or Termination of the Plan

While the Company intends that the Plan shall continue in force from year to year, the Company reserves the right to amend, modify or terminate the Plan, at any time; provided, however, that no such modification, amendment or termination shall, without the consent of the Participant, materially adversely affect the rights of such Participant to any payment that has been determined by the Committee to be due and owing to the Participant under the Plan but not yet paid. Any and all actions permitted under this Section 7 may be authorized and performed by the Committee in its sole and absolute discretion.

Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of the Plan with Section 409A or Section 162(m) of the Code or the regulations promulgated thereunder regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan.

8.   Rights Not Transferable

A Participant's rights under the Plan may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary, or in the absence of such a designation, by will or by the laws of descent and distribution.

9.   Funding

The Plan is not funded and all awards payable hereunder shall be paid from the general assets of the Company. No provision contained in this Plan and no action taken pursuant to the provisions of this Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent a Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.   Withholdings

The Company shall have the right to withhold from any awards payable under the Plan or other wages payable to a Participant such amounts sufficient to satisfy federal, state and local tax withholding obligations arising from or in connection with the Participant's participation in the Plan and such other deductions as may be authorized by the Participant or as required by applicable law.

11.   No Employment or Service Rights

Nothing contained in the Plan shall confer upon any Participant any right with respect to continued employment with the Company (or any of its affiliates) nor shall the Plan interfere in any way with the right of the Company (or any of its affiliates) to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant's employment for any reason.

12.   Other Compensation Plans

Nothing contained in this Plan shall prevent the Corporation from adopting other or additional compensation arrangements for employees of the Corporation, including arrangements that are not intended to comply with Section 162(m) of the Code.

13.   Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of law provisions.

14.   Effective Date

The Plan shall become effective immediately upon the approval and adoption thereof by the Board; provided, however, that no award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code shall be payable prior to approval of the Plan's material terms by the Company's shareholders.

☐	Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold		For	Withhold		For	Withhold

01 - Richard Darman		☐	☐	05 - Philip Lader	☐	☐	09 - Charles O. Rossotti	☐	☐
02 - Paul Hanrahan		☐	☐	06 - John H. McArthur	☐	☐	10 - Sven Sandstrom	☐	☐
03 - Kristina M. Johnson		☐	☐	07 - Sandra O. Moose	☐	☐
04 - John A. Koskinen		☐	☐	08 - Philip A. Odeen	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2. Ratification of Appointment of Independent Auditors.		☐	☐	☐	☐	Mark this box with an X if you have made comments below.
3. Adoption of The AES Corporation Performance Incentive Plan.		☐	☐	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

001CD40001	00J32D

Proxy - The AES Corporation

Proxy Solicited on Behalf of the Board of Directors of
The AES Corporation for Annual Meeting May 11, 2006

The Undersigned hereby appoints Richard Darman or Paul Hanrahan, or either of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of The AES Corporation (“AES”) to be held at 9:30 a.m. EDT on Thursday, May 11, 2006 at 4300 Wilson Boulevard, Arlington, VA 22203, or at any adjournment thereof, and to vote at such meeting the shares of Common Stock of AES the undersigned held of record on the books of AES on the record date for the meeting for the election for the Nominees listed on the reverse side (Proposal 1), the ratification of the appointment of Independent Auditor (Proposal 2), and the adoption of The AES Corporation Performance Incentive Plan (Proposal 3) referred to on the reverse side of this card and described in the Proxy Statement.

You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE of this Proxy Card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card, or vote by telephone or the Internet.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3.

The Board of Directors recommends a vote FOR Company Proposals 1, 2, and 3.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on May 10, 2006.

THANK YOU FOR VOTING